Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (10.29.2024)

ALERUS FINANCIAL CORPORATION REPORTS

Third QUARTER 2024 NET INCOME OF $5.2 MILLION

MINNEAPOLIS, MN (October 29, 2024) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $5.2 million for the third quarter of 2024, or $0.26 per diluted common share, compared to net income of $6.2 million, or $0.31 per diluted common share, for the second quarter of 2024, and net income of $9.2 million, or $0.45 per diluted common share, for the third quarter of 2023.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “Earlier this month we closed on our 26th and largest acquisition in company history. In the transaction, we acquired a strong core deposit base and strategically expanded into the vibrant Rochester and Southern Minnesota markets. Throughout the quarter and ahead of this closing, we continued to make long term investments to support and grow our uniquely diversified business model and revenue streams. We continued to demonstrate our position as an employer of choice, with the addition of a specialized equipment leasing team and key hires to drive growth and efficiencies throughout our organization, especially in our retirement and benefit services segment.

We have continued to see market share gains and growth of our client base both in adding new business and deepening relationships with current clients. This year, our retirement and benefits business has grown over 19%, our wealth management business has grown 18%, and we have grown loans nearly 10% and deposits over 7% in a very challenging and competitive environment.

Credit quality remains a key area of focus. Early identification of problem loans coupled with proactive and decisive actions are part of our credit culture. We continue to closely monitor and proactively downgrade loans where we see potential or emerging weaknesses. Normalization of credit continued during the quarter, as two large relationships drove the increase in nonaccrual loans. Charge-offs to average loans for the quarter were 0.04% and reserves to loans was stable at 1.29%.

We are focused on efficient headcount management, and balancing investments in talent, technology and infrastructure, while remaining committed to a strong balance sheet, capital levels, and improving performance as a bigger and better combined entity.

Thank you to the team members both new and long tenured for your hard work, dedication and invaluable contributions supporting our company, our clients and our communities, and helping us on our journey to achieving new milestones and our return to high-performance and top tier financial results.”

Third Quarter Highlights

■	Total loans were $3.0 billion as of September 30, 2024, an increase of $272.8 million, or 9.9%, from December 31, 2023.
■	Total deposits were $3.3 billion as of September 30, 2024, an increase of $227.9 million, or 7.4%, from December 31, 2023; brokered deposits remained at $0.
■	The loan to deposit ratio as of September 30, 2024 was 91.2%, compared to 89.1% as of December 31, 2023.
■	Noninterest income, which represented 55.7% of total revenues, was $28.4 million in the third quarter of 2024, an increase of 3.6% from $27.4 million in the second quarter of 2024.
■	Total assets under administration/management at September 30, 2024 were $45.6 billion, a 4.8% increase from June 30, 2024.
■	Net charge-offs to average loans were 0.04% in the third quarter of 2024, a decrease of 32 basis points from 0.36% in the second quarter of 2024.
■	Tangible book value per common share (non-GAAP) was $16.50 as of September 30, 2024, a 6.7% increase from December 31, 2023.
■	Tangible common equity to tangible assets (non-GAAP) was 8.11% at September 30, 2024, an increase of 85 basis points from 7.26% in the second quarter of 2024.
■	Common equity tier 1 capital to risk weighted assets as of September 30, 2024 was 11.12% and continues to be well above the minimum threshold to be “well capitalized” of 6.50%.
■	Repaid Bank Term Funding Program (“BTFP”) borrowings, resulting in risk-free net interest income of $1.2 million earned during the course of the year to date.
■	$400.0 million of interest rate swaps matured during the third quarter of 2024, which drove increased liability sensitivity as the Federal Reserve began to cut interest rates. Of the remaining $400.0 million of interest rate swaps, $200.0 million will mature in January 2025.

HMN Financial Acquisition

On October 9, 2024, the Company completed its previously announced acquisition of HMN Financial, Inc. and its subsidiary, Home Federal Savings Bank (together, "HMNF"). The transaction expands the Company's franchise into Rochester, Minnesota and represents the largest bank acquisition in its history. With the addition of HMNF, the Company now has over $5.5 billion in total assets, $3.8 billion in total loans, $4.3 billion in total deposits, and asset under administration and management of approximately $43.6 billion, with 29 locations across the Midwest, as well as Arizona.

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars and shares in thousands, except per share data)	2024	2024	2023	2024	2023
Performance Ratios
Return on average total assets	0.48%	0.58%	0.95%	0.56%	0.93%
Adjusted return on average total assets (1)	0.57%	0.65%	0.75%	0.62%	0.85%
Return on average common equity	5.52%	6.76%	10.05%	6.43%	9.79%
Return on average tangible common equity (1)	7.83%	9.40%	13.51%	8.98%	13.27%
Adjusted return on average tangible common equity (1)	9.04%	10.30%	10.97%	9.80%	12.27%
Noninterest income as a % of revenue	55.72%	53.28%	58.21%	54.10%	54.51%
Net interest margin (tax-equivalent)	2.23%	2.39%	2.27%	2.31%	2.50%
Adjusted net interest margin (tax-equivalent) (1)	2.35%	2.47%	2.24%	2.41%	2.46%
Efficiency ratio (1)	80.29%	72.50%	73.37%	77.17%	73.57%
Adjusted efficiency ratio (1)	77.71%	70.80%	77.03%	75.50%	74.58%
Net charge-offs/(recoveries) to average loans	0.04%	0.36%	(0.09)%	0.14%	(0.04)%
Dividend payout ratio	76.92%	64.52%	42.22%	66.29%	43.08%
Per Common Share
Earnings per common share - basic	$0.26	$0.31	$0.46	$0.90	$1.31
Earnings per common share - diluted	$0.26	$0.31	$0.45	$0.89	$1.30
Adjusted earnings per common share - diluted (1)	$0.31	$0.34	$0.36	$0.98	$1.19
Dividends declared per common share	$0.20	$0.20	$0.19	$0.59	$0.56
Book value per common share	$19.53	$18.87	$17.60
Tangible book value per common share (1)	$16.50	$15.77	$14.32
Average common shares outstanding - basic	19,788	19,777	19,872	19,768	19,977
Average common shares outstanding - diluted	20,075	20,050	20,095	20,037	20,193
Other Data
Retirement and benefit services assets under administration/management	$41,249,280	$39,389,533	$34,552,569
Wealth management assets under administration/management	$4,397,505	$4,172,290	$3,724,091
Mortgage originations	$82,388	$109,254	$109,637	$245,743	$298,626

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the third quarter of 2024 was $22.5 million, a $1.5 million, or 6.1%, decrease from the second quarter of 2024. The decrease was primarily due to a decrease in interest income on lower cash balances, lower purchase accounting accretion from the Metro Phoenix Bank acquisition, and increased interest expense on higher deposit balances. These pressures were partially offset by an increase in interest income on higher average loan balances.

Net interest income increased $2.1 million, or 10.5%, from $20.4 million for the third quarter of 2023. Interest income increased $10.2 million, or 24.2%, from the third quarter of 2023, primarily driven by strong organic loan growth at higher yields, in addition to higher cash balances due to the BTFP. The increase in interest income was partially offset by an $8.0 million, or 37.1%, increase in interest expense, due to both an increase in rates paid on interest-bearing deposits and higher deposit and short-term borrowing balances.

Net interest margin (on a tax-equivalent basis) was 2.23% for the third quarter of 2024, a 16 basis point decrease from 2.39% for the second quarter of 2024, and a 4 basis point decrease from 2.27% for the third quarter of 2023. The decrease in net interest margin (on a tax-equivalent basis) was mainly attributable to less purchase accounting accretion, the impact of nonaccrual loans, and higher cost of funds from growth in average interest-bearing deposit balances. This was partially offset by strong loan growth. Adjusted net interest margin (on a tax-equivalent basis) (non-GAAP), which excludes BTFP borrowings and purchase accounting accretion, was 2.35% for the third quarter of 2024, an 11 basis point decrease from 2.47% for the second quarter of 2024, and an 11 basis point increase from 2.24% for the third quarter of 2023.

Noninterest Income

Noninterest income for the third quarter of 2024 was $28.4 million, a $1.0 million increase from the second quarter of 2024. The quarter over quarter increase was primarily driven by improvement across all fee-based businesses. Wealth revenues increased $0.3 million during the third quarter of 2024, a 5.1% increase from the second quarter of 2024. Retirement and benefit services revenue increased $0.1 million for the third quarter of 2024, a 0.4% increase from the second quarter of 2024 results. Combined assets under administration/management in wealth and retirement and benefit services increased 4.8% from June 30, 2024. The increase in wealth, retirement and benefit services revenue, and assets under administration/management was primarily due to improved equity and bond markets. Additionally, other noninterest income increased $0.6 million during the third quarter of 2024, a 28.7% increase from the second quarter of 2024, primarily due to a gain on the sale of fixed assets related to the sale of the Shorewood, Minnesota office in the western suburbs of the Twin Cities.

Noninterest income for the third quarter of 2024 decreased by $44 thousand, or 0.2%, from the third quarter of 2023. Wealth revenues increased $1.4 million, or 26.8%, in the third quarter of 2024, due to an increase in assets under administration/management of 5.4% during that same period. Other noninterest income increased $0.8 million, or 46.1% in the third quarter of 2024 compared to the third quarter of 2023, primarily due to a gain on the sale of fixed assets related to the sale of the Shorewood, Minnesota office and increased client swap fees. Offsetting these increases, retirement and benefit services revenue decreased $2.5 million, or 13.2%, from $18.6 million in the third quarter of 2023, driven by the divestiture of the ESOP trustee business in the third quarter of 2023 which resulted in a one-time recognized gain of $2.8 million.

Noninterest Expense

Noninterest expense for the third quarter of 2024 was $42.4 million, a $3.7 million, or 9.5%, increase from the second quarter of 2024. Professional fees and assessments increased $1.9 million, or 79.8%, from the second quarter of 2024, primarily driven by increased merger-related expenses of $1.1 million in connection with the acquisition of HMNF. Compensation expenses increased $0.8 million, or 3.9%, from the second quarter of 2024, primarily driven by experienced talent acquisitions in commercial lending and increased labor costs. Business services, software and technology expense increased $0.3 million, or 6.1%, from the second quarter of 2024, primarily driven by increased data processing expenses and custodian fees. Occupancy and equipment expense increased $0.3 million, or 14.7%, from the second quarter of 2024, primarily driven by increased rent and depreciation expense driven by the opening of the Shoreview, Minnesota office in the northern suburbs of the Twin Cities in July 2024.

Noninterest expense for the third quarter of 2024 increased $5.2 million, or 13.9%, from $37.3 million in the third quarter of 2023. The increase was primarily driven by professional fees and assessments, compensation and employee taxes and benefits. Professional fees and assessments increased primarily due to increased merger-related expenses of $1.7 million in connection with the acquisition of HMNF and an increase in Federal Deposit Insurance Corporation (“FDIC”) assessments. Compensation expense increased $2.0 million, or 10.4%, in the third quarter of 2024, primarily due to increased labor costs. Employee taxes and benefits expense increased $0.5 million, or 10.3%, primarily due to increased costs related to group insurance.

Financial Condition

Total assets were $4.1 billion as of September 30, 2024, an increase of $176.9 million, or 4.5%, from December 31, 2023. The increase was primarily due to a $272.8 million increase in loans, partially offset by a decrease of $63.9 million in cash and cash equivalents and a decrease of $35.6 million in investment securities.

Loans

Total loans were $3.0 billion as of September 30, 2024, an increase of $272.8 million, or 9.9%, from December 31, 2023. The increase was primarily driven by a $116.7 million increase in non-owner occupied commercial real estate (“CRE”) loans, a $49.6 million increase in construction, land and development CRE loans, a $44.1 million increase in commercial and industrial loans, a $30.3 million increase in multifamily CRE loans and a $24.7 million increase in owner occupied CRE loans, partially offset by $7.4 million and $17.2 million decreases in residential real estate first lien and construction loans, respectively.

The following table presents the composition of our loan portfolio as of the dates indicated:

	September 30,	June 30,	March 30,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Commercial
Commercial and industrial	$606,245	$591,779	$575,259	$562,180	$547,644
Commercial real estate
Construction, land and development	173,629	161,751	125,966	124,034	97,742
Multifamily	275,377	242,041	260,609	245,103	214,148
Non-owner occupied	686,071	647,776	565,979	569,354	504,827
Owner occupied	296,366	283,356	285,211	271,623	264,458
Total commercial real estate	1,431,443	1,334,924	1,237,765	1,210,114	1,081,175
Agricultural
Land	45,821	41,410	41,149	40,832	41,581
Production	39,436	40,549	36,436	36,141	34,743
Total agricultural	85,257	81,959	77,585	76,973	76,324
Total commercial	2,122,945	2,008,662	1,890,609	1,849,267	1,705,143
Consumer
Residential real estate
First lien	690,451	686,286	703,726	697,900	680,634
Construction	11,808	22,573	18,425	28,979	37,159
HELOC	134,301	126,211	120,501	118,315	116,296
Junior lien	36,445	36,323	36,381	35,819	36,381
Total residential real estate	873,005	871,393	879,033	881,013	870,470
Other consumer	36,393	35,737	29,833	29,303	30,817
Total consumer	909,398	907,130	908,866	910,316	901,287
Total loans	$3,032,343	$2,915,792	$2,799,475	$2,759,583	$2,606,430

Deposits

Total deposits were $3.3 billion as of September 30, 2024, an increase of $227.9 million, or 7.4%, from December 31, 2023. Interest-bearing deposits increased $298.5 million, while noninterest-bearing deposits decreased $70.5 million, from December 31, 2023. The increase in total deposits was due to both expanded and new commercial deposit relationships and synergistic deposit growth. Synergistic deposits were $920.6 million as of September 30, 2024, an increase of $69.1 million, or 8.1%, from December 31, 2023. The Company continued to have $0 of brokered deposits as of September 30, 2024.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 30,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Noninterest-bearing demand	$657,547	$701,428	$692,500	$728,082	$717,990
Interest-bearing
Interest-bearing demand	1,034,694	1,003,585	938,751	840,711	759,812
Savings accounts	75,675	79,747	82,727	82,485	88,341
Money market savings	1,067,187	1,022,470	1,114,262	1,032,771	959,106
Time deposits	488,447	491,345	456,729	411,562	346,935
Total interest-bearing	2,666,003	2,597,147	2,592,469	2,367,529	2,154,194
Total deposits	$3,323,550	$3,298,575	$3,284,969	$3,095,611	$2,872,184

Asset Quality

Total nonperforming assets were $48.0 million as of September 30, 2024, an increase of $39.3 million from December 31, 2023. $25.0 million of the increase was primarily driven by one construction, land and development loan moving to nonaccrual status in the second quarter of 2024. During the third quarter of 2024, management elected to make protective advances in order for construction to continue on that project. Management is actively working with the borrower on strategies to complete construction, preserve value and support repayment of the loan. A large residential real estate relationship and one CRE non-owner occupied loan moving to nonaccrual status also contributed $13.6 million to the increase in nonaccrual loans during the third quarter of 2024.

As of September 30, 2024, the allowance for credit losses on loans was $39.1 million, or 1.29% of total loans, compared to $35.8 million, or 1.30% of total loans, as of December 31, 2023.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	September 30,	June 30,	March 30,	December 31,	September 30,
(dollars in thousands)	2024	2024	2024	2023	2023
Nonaccrual loans	$48,026	$27,618	$7,345	$8,596	$9,007
Accruing loans 90+ days past due	—	—	—	139	—
Total nonperforming loans	48,026	27,618	7,345	8,735	9,007
OREO and repossessed assets	—	—	3	32	3
Total nonperforming assets	$48,026	$27,618	$7,348	$8,767	$9,010
Net charge-offs/(recoveries)	316	2,522	58	(238)	(594)
Net charge-offs/(recoveries) to average loans	0.04%	0.36%	0.01%	(0.04)%	(0.09)%
Nonperforming loans to total loans	1.58%	0.95%	0.26%	0.32%	0.35%
Nonperforming assets to total assets	1.18%	0.63%	0.17%	0.22%	0.23%
Allowance for credit losses on loans to total loans	1.29%	1.31%	1.31%	1.30%	1.39%
Allowance for credit losses on loans to nonperforming loans	82%	139%	498%	410%	403%

For the third quarter of 2024, the Company had net charge-offs of $0.3 million, compared to net charge-offs of $2.5 million for the second quarter of 2024 and net recoveries of $0.6 million for the third quarter of 2023. The quarter-over-quarter decrease in net charge-offs was driven by a $2.6 million charge-off of one commercial and industrial loan in the second quarter of 2024.

The Company recorded a provision for credit losses of $1.7 million for the third quarter of 2024, compared to a provision for credit losses of $4.5 million for the second quarter of 2024 and no provision for credit losses for the third quarter of 2023. The provision for credit losses for the third quarter of 2024 was primarily driven by loan growth and an increase in nonaccrual loans.

The unearned fair value adjustments on the acquired Metro Phoenix Bank loan portfolio were $3.8 million as of September 30, 2024, $5.2 million as of December 31, 2023, and $5.5 million as of September 30, 2023.

Capital

Total stockholders’ equity was $386.5 million as of September 30, 2024, an increase of $17.4 million from December 31, 2023. This change was primarily driven by an improvement in accumulated other comprehensive loss of $10.2 million and an increase in retained earnings of $6.2 million. Tangible book value per common share (non-GAAP) increased to $16.50 as of September 30, 2024, from $15.46 as of December 31, 2023. Tangible common equity to tangible assets (non-GAAP) increased to 8.11% as of September 30, 2024, from 7.94% as of December 31, 2023. Common equity tier 1 capital to risk weighted assets decreased to 11.12% as of September 30, 2024, from 11.82% as of December 31, 2023.

The following table presents our capital ratios as of the dates indicated:

	September 30,	December 31,	September 30,
	2024	2023	2023
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	11.12%	11.82%	13.01%
Tier 1 capital to risk weighted assets	11.38%	12.10%	13.30%
Total capital to risk weighted assets	14.04%	14.76%	16.10%
Tier 1 capital to average assets	9.30%	10.57%	11.14%
Tangible common equity / tangible assets (2)	8.11%	7.94%	7.47%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.73%	11.40%	12.68%
Tier 1 capital to risk weighted assets	10.73%	11.40%	12.68%
Total capital to risk weighted assets	11.98%	12.51%	13.86%
Tier 1 capital to average assets	8.90%	9.92%	10.72%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Wednesday, October 30, 2024, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. The call can also be accessed via telephone at +1 (833) 470-1428, using access code 572067. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs.

Alerus operates 29 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; the southern Minnesota area; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. Alerus also operates a commercial wealth office in La Crosse, Wisconsin. Alerus Retirement and Benefit serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, adjusted tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), adjusted net interest margin (tax-equivalent), and adjusted earnings per common share - diluted. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: interest rate risk, including the effects of changes in interest rates; our ability to successfully manage credit risk and maintain an adequate level of allowance for credit losses; new or revised accounting standards; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; our ability to raise additional capital to implement our business plan; the overall health of the local and national real estate market; concentrations within our loan portfolio; the concentration of large loans to certain borrowers; our ability to successfully manage credit risk; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of HMNF which the Company acquired in the fourth quarter of 2024; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes, including in response to recent bank failures; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather, natural disasters, widespread disease or pandemics; acts of war or terrorism, including the ongoing conflict in the Middle East and the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; changes to U.S. or state tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages and employee turnover; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets	(Unaudited)
Cash and cash equivalents	$65,975	$129,893
Investment securities
Trading, at fair value	2,708	—
Available-for-sale, at fair value	466,003	486,736
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $137 and $151, respectively)	281,913	299,515
Loans held for sale	13,487	11,497
Loans	3,032,343	2,759,583
Allowance for credit losses on loans	(39,142)	(35,843)
Net loans	2,993,201	2,723,740
Land, premises and equipment, net	18,790	17,940
Operating lease right-of-use assets	9,268	5,436
Accrued interest receivable	16,469	15,700
Bank-owned life insurance	35,793	33,236
Goodwill	46,783	46,783
Other intangible assets	13,186	17,158
Servicing rights	1,874	2,052
Deferred income taxes, net	33,054	34,595
Other assets	86,136	83,432
Total assets	$4,084,640	$3,907,713
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$657,547	$728,082
Interest-bearing	2,666,003	2,367,529
Total deposits	3,323,550	3,095,611
Short-term borrowings	244,700	314,170
Long-term debt	59,041	58,956
Operating lease liabilities	9,643	5,751
Accrued expenses and other liabilities	61,220	64,098
Total liabilities	3,698,154	3,538,586
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 19,790,005 and 19,734,077 issued and outstanding	19,790	19,734
Additional paid-in capital	151,257	150,343
Retained earnings	278,863	272,705
Accumulated other comprehensive loss	(63,424)	(73,655)
Total stockholders’ equity	386,486	369,127
Total liabilities and stockholders’ equity	$4,084,640	$3,907,713

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$42,593	$41,663	$34,986	$123,551	$99,187
Investment securities
Taxable	4,596	4,845	6,146	14,008	18,222
Exempt from federal income taxes	169	170	182	512	558
Other	4,854	6,344	724	16,200	2,221
Total interest income	52,212	53,022	42,038	154,271	120,188
Interest Expense
Deposits	22,285	21,284	14,436	63,721	36,218
Short-term borrowings	6,706	7,053	6,528	19,748	15,684
Long-term debt	679	684	679	2,041	1,999
Total interest expense	29,670	29,021	21,643	85,510	53,901
Net interest income	22,542	24,001	20,395	68,761	66,287
Provision for credit losses	1,661	4,489	—	6,150	550
Net interest income after provision for credit losses	20,881	19,512	20,395	62,611	65,737
Noninterest Income
Retirement and benefit services	16,144	16,078	18,605	47,876	49,977
Wealth management	6,684	6,360	5,271	19,161	15,915
Mortgage banking	2,573	2,554	2,510	6,796	7,132
Service charges on deposit accounts	488	456	328	1,333	940
Other	2,474	1,923	1,693	5,891	5,475
Total noninterest income	28,363	27,371	28,407	81,057	79,439
Noninterest Expense
Compensation	21,058	20,265	19,071	60,655	57,076
Employee taxes and benefits	5,400	5,134	4,895	16,722	15,472
Occupancy and equipment expense	2,082	1,815	1,883	5,803	5,619
Business services, software and technology expense	4,879	4,599	4,774	14,823	15,367
Intangible amortization expense	1,324	1,324	1,324	3,972	3,972
Professional fees and assessments	4,267	2,373	1,716	8,633	4,397
Marketing and business development	764	651	750	2,200	2,139
Supplies and postage	422	370	410	1,321	1,275
Travel	330	332	322	954	876
Mortgage and lending expenses	684	467	689	1,592	1,401
Other	1,237	1,422	1,426	3,543	3,909
Total noninterest expense	42,447	38,752	37,260	120,218	111,503
Income before income tax expense	6,797	8,131	11,542	23,450	33,673
Income tax expense	1,590	1,923	2,381	5,604	7,222
Net income	$5,207	$6,208	$9,161	$17,846	$26,451
Per Common Share Data
Earnings per common share	$0.26	$0.31	$0.46	$0.90	$1.31
Diluted earnings per common share	$0.26	$0.31	$0.45	$0.89	$1.30
Dividends declared per common share	$0.20	$0.20	$0.19	$0.59	$0.56
Average common shares outstanding	19,788	19,777	19,872	19,768	19,977
Diluted average common shares outstanding	20,075	20,050	20,095	20,037	20,193

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2024	2024	2023	2023
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$386,486	$373,226	$369,127	$349,402
Less: Goodwill	46,783	46,783	46,783	46,783
Less: Other intangible assets	13,186	14,510	17,158	18,482
Tangible common equity (a)	326,517	311,933	305,186	284,137
Total assets	4,084,640	4,358,623	3,907,713	3,869,138
Less: Goodwill	46,783	46,783	46,783	46,783
Less: Other intangible assets	13,186	14,510	17,158	18,482
Tangible assets (b)	4,024,671	4,297,330	3,843,772	3,803,873
Tangible common equity to tangible assets (a)/(b)	8.11%	7.26%	7.94%	7.47%
Adjusted Tangible Common Equity to Tangible Assets
Tangible assets (b)	$4,024,671	$4,297,330	$3,843,772	$3,803,873
Less: Cash proceeds from BTFP	—	355,000	—	—
Adjusted tangible assets (c)	4,024,671	3,942,330	3,843,772	3,803,873
Adjusted tangible common equity to tangible assets (a)/(c)	8.11%	7.91%	7.94%	7.47%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$386,486	$373,226	$369,127	$349,402
Less: Goodwill	46,783	46,783	46,783	46,783
Less: Other intangible assets	13,186	14,510	17,158	18,482
Tangible common equity (d)	326,517	311,933	305,186	284,137
Total common shares issued and outstanding (e)	19,790	19,778	19,734	19,848
Tangible book value per common share (d)/(e)	$16.50	$15.77	$15.46	$14.32

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Return on Average Tangible Common Equity
Net income	$5,207	$6,208	$9,161	$17,846	$26,451
Add: Intangible amortization expense (net of tax) (1)	1,046	1,046	1,046	3,138	3,138
Net income, excluding intangible amortization (f)	6,253	7,254	10,207	20,984	29,589
Average total equity	375,229	369,217	361,735	370,758	361,260
Less: Average goodwill	46,783	46,783	46,882	46,783	47,018
Less: Average other intangible assets (net of tax) (1)	10,933	11,969	15,109	11,969	16,149
Average tangible common equity (g)	317,513	310,465	299,744	312,006	298,093
Return on average tangible common equity (f)/(g)	7.83%	9.40%	13.51%	8.98%	13.27%
Efficiency Ratio
Noninterest expense	$42,447	$38,752	$37,260	$120,218	$111,503
Less: Intangible amortization expense	1,324	1,324	1,324	3,972	3,972
Adjusted noninterest expense (h)	41,123	37,428	35,936	116,246	107,531
Net interest income	22,542	24,001	20,395	68,761	66,287
Noninterest income	28,363	27,371	28,407	81,057	79,439
Tax-equivalent adjustment	314	255	180	816	444
Total tax-equivalent revenue (i)	51,219	51,627	48,982	150,634	146,170
Efficiency ratio (h)/(i)	80.29%	72.50%	73.37%	77.17%	73.57%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Pre-Provision Net Revenue
Net interest income	$22,542	$24,001	$20,395	$68,761	$66,287
Add: Noninterest income	28,363	27,371	28,407	81,057	79,439
Less: Noninterest expense	42,447	38,752	37,260	120,218	111,503
Pre-provision net revenue	$8,458	$12,620	$11,542	$29,600	$34,223
Adjusted Noninterest Income
Noninterest income	$28,363	$27,371	$28,407	$81,057	$79,439
Less: Adjusted noninterest income items
BOLI mortality proceeds (non-taxable)	—	—	—	—	1,196
Gain on sale of ESOP trustee business	—	—	2,775	—	2,775
Net gain on sale of premises and equipment	476	—	—	476	—
Total adjusted noninterest income items (j)	476	—	2,775	476	3,971
Adjusted noninterest income (k)	$27,887	$27,371	$25,632	$80,581	$75,468
Adjusted Noninterest Expense
Noninterest expense	$42,447	$38,752	$37,260	$120,218	$111,503
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	1,661	563	—	2,251	—
Severance and signing bonus expense	31	315	343	626	1,475
Total adjusted noninterest expense items (l)	1,692	878	343	2,877	1,475
Adjusted noninterest expense (m)	$40,755	$37,874	$36,917	$117,341	$110,028
Adjusted Pre-Provision Net Revenue
Net interest income	$22,542	$24,001	$20,395	$68,761	$66,287
Add: Adjusted noninterest income (k)	27,887	27,371	25,632	80,581	75,468
Less: Adjusted noninterest expense (m)	40,755	37,874	36,917	117,341	110,028
Adjusted pre-provision net revenue	$9,674	$13,498	$9,110	$32,001	$31,727
Adjusted Efficiency Ratio
Adjusted noninterest expense (m)	$40,755	$37,874	$36,917	$117,341	$110,028
Less: Intangible amortization expense	1,324	1,324	1,324	3,972	3,972
Adjusted noninterest expense for efficiency ratio (n)	39,431	36,550	35,593	113,369	106,056
Tax-equivalent revenue
Net interest income	22,542	24,001	20,395	68,761	66,287
Add: Adjusted noninterest income (k)	27,887	27,371	25,632	80,581	75,468
Add: Tax-equivalent adjustment	314	255	180	816	444
Total tax-equivalent revenue (o)	50,743	51,627	46,207	150,158	142,199
Adjusted efficiency ratio (n)/(o)	77.71%	70.80%	77.03%	75.50%	74.58%
Adjusted Net Income
Net income	$5,207	$6,208	$9,161	$17,846	$26,451
Less: Adjusted noninterest income items (net of tax) (1) (j)	376	—	2,192	376	3,388
Add: Adjusted noninterest expense items (net of tax) (1) (l)	1,337	694	271	2,273	1,165
Adjusted net income (p)	$6,168	$6,902	$7,240	$19,743	$24,228
Adjusted Return on Average Assets
Average total assets (q)	$4,298,080	$4,297,294	$3,821,601	$4,245,181	$3,799,645
Adjusted return on average assets (p)/(q)	0.57%	0.65%	0.75%	0.62%	0.85%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (p)	$6,168	$6,902	$7,240	$19,743	$24,228
Add: Intangible amortization expense (net of tax) (1)	1,046	1,046	1,046	3,138	3,138
Adjusted net income, excluding intangible amortization (r)	7,214	7,948	8,286	22,881	27,366
Average total equity	375,229	369,217	361,735	370,758	361,260
Less: Average goodwill	46,783	46,783	46,882	46,783	47,018
Less: Average other intangible assets (net of tax)	10,933	11,969	15,109	11,969	16,149
Average tangible common equity (s)	317,513	310,465	299,744	312,006	298,093
Return on average tangible common equity (r)/(s)	9.04%	10.30%	10.97%	9.80%	12.27%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Adjusted Net Interest Margin (Tax-Equivalent)
Net interest income	$22,542	$24,001	$20,395	$68,761	$66,287
Less: BTFP cash interest income	4,113	4,766	—	12,494	—
Add: BTFP interest expense	3,717	4,307	—	11,291	—
Less: Purchase accounting net accretion	152	985	294	1,429	969
Net interest income excluding BTFP impact	21,994	22,557	20,101	66,129	65,318
Add: Tax equivalent adjustment for loans and securities	314	255	180	816	444
Adjusted net interest income (t)	$22,308	$22,812	$20,281	$66,945	$65,762
Interest earning assets	4,077,716	4,075,003	3,591,478	4,024,942	3,574,675
Less: Average cash proceeds balance from BTFP	303,043	355,000	—	309,051	—
Add: Change in unearned purchase accounting discount	152	985	294	1,429	969
Adjusted interest earning assets (u)	$3,774,825	$3,720,988	$3,591,772	$3,717,320	$3,575,644
Adjusted net interest margin (tax-equivalent) (t)/(u)	2.35%	2.47%	2.24%	2.41%	2.46%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (p)	$6,168	$6,902	$7,240	$19,743	$24,228
Less: Dividends and undistributed earnings allocated to participating securities	24	38	67	102	186
Net income available to common stockholders (v)	6,144	6,864	7,173	19,641	24,042
Weighted-average common shares outstanding for diluted earnings per share (w)	20,075	20,050	20,095	20,037	20,193
Adjusted earnings per common share - diluted (v)/(w)	$0.31	$0.34	$0.36	$0.98	$1.19

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Nine months ended
	September 30, 2024		June 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$326,350	5.47%	$448,245	5.38%	$29,450	3.09%	$375,365	5.39%	$35,892	3.45%
Investment securities (1)	749,062	2.55	756,413	2.69	971,913	2.60	760,219	2.58	1,004,436	2.52
Loans held for sale	15,795	3.20	16,473	8.91	16,518	5.55	13,768	6.01	13,822	5.29
Loans
Commercial and industrial	593,685	7.26	578,544	7.39	523,263	6.61	578,839	7.21	524,083	6.54
CRE − Construction, land and development	184,611	5.68	126,744	8.01	88,450	8.52	146,454	7.03	93,098	7.46
CRE − Multifamily	242,558	5.62	243,076	5.52	209,020	5.17	245,372	5.57	171,043	5.15
CRE − Non-owner occupied	663,539	5.88	617,338	5.90	491,948	5.34	615,320	5.85	492,098	5.15
CRE − Owner occupied	289,963	5.41	283,754	5.47	256,983	5.22	284,315	5.41	253,460	5.03
Agricultural − Land	42,162	4.93	40,932	4.72	40,685	4.85	41,138	4.80	39,417	4.77
Agricultural − Production	40,964	6.84	38,004	6.69	32,386	6.68	38,110	6.65	29,377	6.42
RRE − First lien	689,382	3.98	694,866	4.07	681,610	3.83	695,313	4.02	667,041	3.75
RRE − Construction	16,792	3.86	21,225	5.38	33,264	5.14	19,847	4.89	33,693	4.99
RRE − HELOC	130,705	8.00	123,233	8.30	118,965	8.24	124,321	8.19	118,630	7.97
RRE − Junior lien	36,818	5.74	36,181	6.60	35,974	5.89	36,276	6.23	35,034	5.70
Other consumer	37,768	6.76	33,335	6.67	32,288	6.11	33,329	6.64	38,148	5.99
Total loans (1)	2,968,947	5.73	2,837,232	5.88	2,544,836	5.44	2,858,634	5.78	2,495,122	5.30
Federal Reserve/FHLB stock	17,562	8.25	16,640	8.53	28,761	6.83	16,956	8.30	25,403	6.81
Total interest earning assets	4,077,716	5.12	4,075,003	5.26	3,591,478	4.66	4,024,942	5.15	3,574,675	4.51
Noninterest earning assets	220,364		222,291		230,123		220,239		224,970
Total assets	$4,298,080		$4,297,294		$3,821,601		$4,245,181		$3,799,645
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,003,595	2.31%	$959,119	2.24%	$751,455	1.34%	$944,143	2.18%	$757,995	1.16%
Money market and savings deposits	1,146,896	3.82	1,147,525	3.79	1,073,297	3.20	1,160,391	3.79	1,127,630	2.72
Time deposits	485,533	4.46	458,125	4.50	327,264	3.94	458,545	4.47	276,797	3.26
Fed funds purchased and BTFP	327,543	4.97	366,186	4.90	312,121	5.50	325,455	4.95	320,861	5.23
FHLB short-term advances	200,000	5.20	200,000	5.21	173,913	5.02	200,000	5.13	84,982	4.92
Long-term debt	59,027	4.58	58,999	4.66	58,914	4.57	58,999	4.62	58,886	4.54
Total interest-bearing liabilities	3,222,594	3.66	3,189,954	3.66	2,696,964	3.18	3,147,533	3.63	2,627,151	2.74
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	628,114		665,930		692,742		656,553		743,253
Other noninterest-bearing liabilities	72,143		72,193		70,160		70,337		67,981
Stockholders’ equity	375,229		369,217		361,735		370,758		361,260
Total liabilities and stockholders’ equity	$4,298,080		$4,297,294		$3,821,601		$4,245,181		$3,799,645
Net interest income (1)
Net interest rate spread		1.46%		1.60%		1.48%		1.52%		1.77%
Net interest margin, tax-equivalent (1)		2.23%		2.39%		2.27%		2.31%		2.50%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.